Exhibit 1.1

EXECUTION COPY

ANNALY CAPITAL MANAGEMENT, INC.

4.00% Convertible Senior Notes due 2015

UNDERWRITING AGREEMENT

March 2, 2010

UNDERWRITING AGREEMENT

March 2, 2010

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Ladies and Gentlemen:

                    Annaly Capital Management, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to Credit Suisse Securities (USA) LLC (“Credit Suisse,” or the “Underwriter”) $100,000,000 of its 4.00% Convertible Senior Notes due 2015 (the “Securities”). The Securities are described in the Prospectus which is referred to below.

                    The Securities will be convertible into shares (the “Underlying Securities” and sometimes referred to collectively with the Securities as the “Registered Securities”) of the Company’s common stock, $0.01 par value (the “Common Stock”).

                    The Securities will be issued under the indenture dated as of February 12, 2010 (the “Original Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of February 12, 2010 (the “First Supplemental Indenture”), between the Company and the Trustee (the Original Indenture together with the First Supplemental Indenture, the “Indenture”).

                    The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-164783), as amended including a base prospectus, with respect to the Registered Securities, and which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), which registration statement became effective upon filing under Rule 462(e) of the Securities Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Securities and additional information concerning the Company and its business. The Company has furnished to Credit Suisse, for use by the Underwriter and by dealers, copies of one or more preliminary prospectuses, containing the base prospectus included as part of such registration statement, as supplemented by a preliminary Prospectus Supplement, and including the documents incorporated in such base prospectus by reference (each, a “Preliminary Prospectus”), relating to the Registered Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), collectively, are herein called the “Registration Statement.” The base prospectus, including all documents incorporated by reference therein, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430B under the Securities Act on or before the second Business Day (as defined below) following the date of this Agreement (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, any Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus or Preliminary Prospectus delivered to the Underwriter for use in connection with the offering of the Registered Securities.

                    All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

                    The Company and the Underwriter agree as follows:

                    1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Securities to the Underwriter, and the Underwriter agrees to purchase from the Company $100,000,000 of the Securities at a purchase price of 97.0% of the principal amount thereof, plus $255,555.56 (representing accrued interest on the Securities from February 12, 2010 through the time of purchase). The Company is advised by the Underwriter that it intends (i) to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

                    2. Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Company by federal funds wire transfer against delivery of the Securities to Credit Suisse through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 5, 2010 (unless another time shall be agreed to by Credit Suisse and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is herein sometimes called the “time of purchase.” Delivery of the Securities shall be made through the facilities of the DTC and shall be in global form, as one or more global notes representing the Securities, unless Credit Suisse shall otherwise instruct. The Securities so to be delivered or evidence of their issuance will be made available for checking at least 24 hours prior to the time of purchase.

                    3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time referred to in Section 3(c) and as of the time of purchase that:

                    (a) (1) At the time of filing the Original Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and (4) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Registered Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

                    At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

                    (b) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on February 8, 2010 and any post-effective amendment thereto also became effective upon filing under Rule 462(e). The Registration Statement has been filed with the Commission and has been deemed effective under the Securities Act. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or any post-effective amendment thereto, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree. The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act. Copies of the Registration Statement, the Preliminary Prospectus and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statement and of each amendment thereto for the Underwriter) have been delivered to the Underwriter and its counsel. The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, Issuer General Use Free Writing Prospectuses (as defined below) or any other materials, if any, permitted by the Securities Act. As used herein “Business Day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading and commercial banks in the City of New York are open for business.

                    (c) Each part of the Registration Statement, and any post-effective amendment thereto, when such part became effective and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Securities Act or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase, conformed or will conform in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”). Each part of the Registration Statement, and any post-effective amendment thereto, when such part became effective and at each deemed effective date with respect to the Underwriter or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, any Preliminary Prospectus and any amendment or supplement thereto, at their respective times of issuance and at the time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriter that was furnished in writing to the Company by Credit Suisse, specifically for use in the preparation thereof.

                    (d) As of the Applicable Time neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Term Sheet (as defined herein) and the Statutory Prospectus (as defined below) as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    As used in this subsection and elsewhere in this Agreement:

                    “Applicable Time” means 9:47 A.M. (New York City time) on March 2, 2010 or such other time as agreed by the Company and Credit Suisse.

                    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

                    “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule A hereto.

                    “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

                    “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

                    “Term Sheet” means the term sheet containing a description of the Securities and the offering thereof attached as Schedule B hereto.

                    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies Credit Suisse as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

                    The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Credit Suisse expressly for use therein.

                    (e) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable and, when read together with the other information in the Prospectus, (i) at the time the Original Registration Statement became effective, (ii) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (iii) at the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (f) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus are accurate in all material respects and fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

                    (g) The Preliminary Prospectus was, and the Prospectus and the General Disclosure Package delivered to the Underwriter for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus, Prospectus and the General Disclosure Package, respectively, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

                    (h) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company taken as a whole (a “Material Adverse Effect”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

                    (i) The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) and does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, except for Fixed Income Discount Advisory Company (“FIDAC”), Merganser Capital Management, Inc., RCap Securities Inc., Chimera Investment Corporation, CreXus Investment Corporation and FIDAC Housing Cycle Fund LLC. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to Credit Suisse and, except as set forth in the exhibits to, or incorporated by reference into, the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase.

                    (j) The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its articles of incorporation or bylaws or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its assets or properties may be bound or affected, the effect of which breach or default under this clause (ii) could have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Securities, the issuance of the Underlying Securities and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, constitute a default under or a Repayment Event (as defined below) under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, constitute a default under or a Repayment Event under), (i) any provision of the articles of incorporation or bylaws of the Company, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                    (k) All of the issued and outstanding shares of capital stock, including the Common Stock of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

                    (l) This Agreement has been duly authorized, executed and delivered by the Company.

                    (m) The Indenture has been duly authorized, executed and delivered by the Company and upon effectiveness of the Registration Statement and at the time of purchase, as the case may be, was or will have been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the General Disclosure Package.

                    (n) The Securities will be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the time of purchase, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; and the Securities conform in all material respects to the description thereof contained in the General Disclosure Package.

                    (o) The capital stock of the Company, including the Underlying Securities, conforms and will conform in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The holders of the Common Stock will not be subject to personal liability by reason of being such holders.

                    (p) The Underlying Securities have been duly and validly authorized by the Company and reserved for issuance pursuant to this Agreement and, when issued and delivered upon conversion of the Securities as provided in the Indenture, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the Exchange Act.

                    (q) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities, the execution of the Indenture, the issuance of the Underlying Securities or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Securities and the Underlying Securities under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriter, or (iii) such approvals as have been obtained in connection with the approval of the listing of the Underlying Securities on NYSE.

                    (r) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Securities to the Underwriter hereunder or the issuance of the Underlying Securities, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Common Stock or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Common Stock or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

                    (s) Deloitte & Touche LLP (the “Accountants”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act.

                    (t) The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the General Disclosure Package and the Prospectus, except as such as could not have a Material Adverse Effect. The Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the General Disclosure Package and the Prospectus except as such could not have a Material Adverse Effect. The Company is not in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which could have a Material Adverse Effect.

                    (u) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and third parties expressly referenced in the General Disclosure Package and Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

                    (v) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of its officers or directors is a party or of which any of its properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect.

                    (w) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package (including as of the Applicable Time), and the Prospectus, there has not been (i) any material adverse change, or any development which would reasonably be expected to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, the General Disclosure Package, or the Prospectus, or the results of operations, condition (financial or otherwise), net worth, business, prospects or operations of the Company taken as a whole, (ii) any transaction which is material to the Company, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or, except in the ordinary course of business, outstanding indebtedness of the Company, or (v) except for regular quarterly dividends on the shares of Series A cumulative redeemable preferred stock and the Series B cumulative convertible preferred stock, (collectively, the “Preferred Stock”) and Common Stock in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no material contingent obligation which is not disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus.

                    (x) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

                    (y) The Company (i) does not have any issued or outstanding preferred stock, other than the Preferred Stock, and (ii) has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company.

                    (z) Each of the Company and its officers, directors and controlling Persons has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Securities, or (ii) since February 26, 2010 (except pursuant to this Agreement and up to 3,321,976 shares of the Company’s Common Stock issued pursuant to the Company’s dividend reinvestment and share purchase plan (the “DRSPP”)) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

                    (aa) The Company has applied to have the Underlying Securities listed on the NYSE, and the Underlying Securities will have been approved for listing on the NYSE as of the time of purchase, subject only to official notice of issuance.

                    (bb) Neither the Company nor any of its affiliates, except for RCap Securities, Inc., (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA. RCap Securities, Inc. will not participate “in the offering” within the meaning of FINRA Rule 5110.

                    (cc) Any certificate signed by any officer of the Company delivered to Credit Suisse or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                    (dd) As of the date of this Agreement, the Company has no plan or intention to materially alter its capital investment policy or investment allocation strategy, both as described in the General Disclosure Package and the Prospectus, and is in compliance with its stated capital investment policy and investment allocation strategy. The Company has good and marketable title to all of the properties and assets owned by it, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not have a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property or asset by the Company, and except as described in or contemplated by the Prospectus and the General Disclosure Package. The Company owns no real property. Any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

                    (ee) The Company has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. The Company has no knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company. To the knowledge of the Company, there are no tax returns of the Company that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

                    (ff) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company to conduct its business as described in the General Disclosure Package and the Prospectus, and the Company has not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

                    (gg) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (hh) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant material weaknesses in internal controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

                    (ii) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                    (jj) The Company is not in violation, and has not received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company. The Company has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

                    (kk) The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriter pursuant to this Agreement.

                    (ll) There are no existing or threatened labor disputes with the employees of the Company which are likely to have individually or in the aggregate a Material Adverse Effect.

                    (mm) Neither the Company nor, to the knowledge of the Company, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

                    (nn) The Company, since its date of inception, has been, and upon the sale of the Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended and the regulations and published interpretations thereunder (collectively, the “Code”), for all taxable years commencing with its taxable year ended December 31, 1997. The proposed method of operation of the Company as described in the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

                    (oo) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

                    (pp) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders or directors of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus which is not so described.

                    (qq) The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

                    (rr) Neither the Company nor any of the subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the subsidiaries has made any payment of funds of the Company or the subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

                    (ss) The Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

                    (tt) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

                    4. Certain Covenants of the Company. The Company hereby covenants and agrees with the Underwriter that:

                    (a) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Registered Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as Credit Suisse may designate and to maintain such qualifications in effect so long as required for the distribution of the Registered Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities). The Company will promptly advise Credit Suisse of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                    (b) The Company will prepare the Prospectus in a form in compliance with Rule 430B and approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M. (New York City time), on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the Securities Act, which the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

                    (c) The Company will advise Credit Suisse immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to any filing of the Company under the Securities Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (iv) the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. The Company will advise Credit Suisse promptly of any proposal to amend or supplement the Registration Statement or the Prospectus including by filing any documents that would be incorporated by reference therein, and will furnish Credit Suisse with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Credit Suisse or counsel for the Underwriter shall object in writing. The Company has given Credit Suisse notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Company will give Credit Suisse notice of its intention to make any such filing from the Applicable Time to the time of purchase and will furnish the Credit Suisse with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Credit Suisse or counsel for the Underwriter shall object in writing.

                    (d) The Company will advise Credit Suisse promptly and, if requested by Credit Suisse, will confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

                    (e) Between the date hereof and March 5, 2010, the Company will not take or authorize any action that would result in an adjustment of the conversion price of the Securities pursuant to the terms of the Securities described in the Prospectus and the General Disclosure Package under the captions “Description of the Notes—Conversion Rights—Conversion Right Adjustments”.

                    (f) The Company will furnish to Credit Suisse for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as Credit Suisse may reasonably request regarding the Company, in each case as soon as such communications, documents or information become available.

                    (g) The Company will advise the Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Registered Securities is required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Registered Securities is required to be delivered under the Securities Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, Credit Suisse or their respective counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and furnish to the Underwriter copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company’s own expense, to the Underwriter and to dealers copies in such quantities and at such locations as Credit Suisse may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Registered Securities or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Credit Suisse and will promptly amend or supplement, at its own expense, such

Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

                    (h) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and will advise the Underwriter in writing when such statement has been made available.

                    (i) The Company will furnish to Credit Suisse a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as Credit Suisse may reasonably request.

                    (j) The Company will apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

                    (k) The Company will furnish to Credit Suisse, not less than two Business Days before a filing with the Commission during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period will file all such documents in a manner and within the time periods required by the Exchange Act.

                    (l) The Company will use its best efforts to cause the Underlying Securities to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

                    (m) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Underlying Securities.

                    (n) The Company will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

                    (o) The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

                    (p) The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriter, except as set forth under Section 5 hereof or (iv) or (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Securities by the Company, (iii) any fees charged by rating agencies for rating the Securities, if any, (iv) the word processing and/or printing of this Agreement, any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (v) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, except that the lodging, airfare (except if the Company charters a flight in which case employees of the Underwriter ride on such charter without charge), and incidental expenses of employees of the Underwriter shall be the responsibility of the Underwriter, (vi) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriter) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (vii) any listing of the Underlying Securities on the NYSE and any registration thereof under the Exchange Act and the approval for book-entry transfer by DTC, (viii) the filing, if any, for review of the public offering of the Underlying Securities by FINRA, (ix) the performance of the Company’s other obligations hereunder, (x) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the first paragraph of Section 3(d).

                    (q) The Company will not (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Securities, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company.

                    (r) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

                    (s) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

                    (t) The Company has been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

                    (u) The Company will not be or become, at any time prior to the expiration of three years after the date of the Agreement, an “investment company,” as such term is defined in the Investment Company Act.

                    (v) The Company has retained the Accountants as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act.

                    (w) The Company will comply with all requirements imposed upon it by the Securities Act, Exchange Act and the Trust Indenture Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

                    (x) The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

                    (y) The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

                    (z) The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the

Commission; provided, however, that prior to the preparation of the Prospectus in accordance with Section 4(b), the Underwriter is authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors, including the Term Sheet. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

                    (aa) The Company acknowledges its obligations under Section 4(l) of the underwriting agreement dated February 12, 2010, between the Company and the Underwriter (the “Prior Underwriting Agreement”). The Company will remind each officer and director of each of their obligations under the letter agreements entered into pursuant to Section 4(m) of the Prior Underwriting Agreement.

                    5. Reimbursement of Underwriter’s Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(p) hereof, reimburse the Underwriter for all of its out-of-pocket expenses, including the fees and disbursements of its counsel.

                    6. Conditions Of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Applicable Time and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                    (a) The Company shall furnish to Credit Suisse at the time of purchase opinions of K&L Gates LLP, counsel for the Company, addressed to the Underwriter, and dated the time of purchase in form satisfactory to Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, substantially in the form of Exhibit A, attached hereto.

                    (b) Credit Suisse shall have received from the Accountants, letters dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriter in the forms heretofore approved by Credit Suisse relating to the financial statements, including any pro forma financial statements of the Company and such other matters customarily covered by comfort letters issued in connection with a registered public offering.

                    In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriter that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless Credit Suisse deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of Credit Suisse, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

                    (c) Credit Suisse shall have received at the time of purchase the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, dated the time of purchase.

                    (d) No amendment or supplement to the Registration Statement or the Prospectus, including the documents deemed to be incorporated by reference therein, or Issuer Free Writing Prospectus shall be filed to which the Underwriter objects in writing.

                    (e) Prior to the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, and the General Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                    (f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)). A prospectus containing the Rule 430(B) information shall have been filed with the Commission in accordance with Rule 424(b) (or a post effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430(B)).

                    (g) Between the time of execution of this Agreement and the time of purchase (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement, and the Prospectus and the General Disclosure Package, in each case as of the Applicable Time), in the business, condition, net worth or prospects of the Company shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company.

                    (h) The Company will, at the time of purchase, deliver to Credit Suisse a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and that the conditions set forth in subsections (e) and (g) of this Section 6 have been met.

                    (i) The Company shall have furnished to Credit Suisse such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase as Credit Suisse may reasonably request.

                    (j) The Underlying Securities shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase.

                    (k) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                    (l) Between the time of execution of this Agreement and the time of purchase there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act.

                    7. Termination. The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of Credit Suisse, at any time prior to the time of purchase (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if any material adverse and unfavorable change occurs (financial or otherwise), or any development involving a material adverse and unfavorable change occurs (financial or otherwise) (in each case, other than as disclosed in, or incorporated by reference into, the Registration Statement, the General Disclosure Package, and the Prospectus as of the Applicable Time (exclusive of any supplement thereto)), in the operations, business, net worth, condition or prospects of the Company, or a material change in management of the Company occurs, whether or not arising in the ordinary course of business, which would, in the sole judgment of Credit Suisse, make it impracticable to market the Securities, (iii) if (a) the United States shall have declared war in accordance with its constitutional processes or there has occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change or development in economic, political or other conditions the effect of which on, or (b) any material adverse change in the financial markets of the United States or the international financial markets is such as to make it, in the sole judgment of Credit Suisse, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or by the NYSE, or if trading generally on the NYSE, American Stock Exchange or in the Nasdaq National Market has been suspended, materially limited, (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or Nasdaq or by order of the Commission or any other governmental authority, (v) if a banking moratorium shall have been declared by New York or United States authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (vi) if there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) of the Exchange Act, (vii) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of Credit Suisse, materially adversely affects or will materially adversely affect the business or operations of the Company, or (viii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of Credit Suisse, has a material adverse effect on the securities markets in the United States.

                    If Credit Suisse elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by telephone, which shall be promptly confirmed by facsimile.

                    If the sale to the Underwriter of the Securities, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3, 4(p), 5, 8 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Sections 8 and 9 hereof) or to one another hereunder.

                    8. Indemnification.

                    (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) and the person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, including the Term Sheet, or the Prospectus (or any amendment or supplement thereto or any documents deemed to be incorporated by reference therein), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

                    (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Credit Suisse), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, including the Term Sheet, or the Prospectus (or any amendment or supplement thereto or any documents deemed to be incorporated by reference therein), it being understand and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

                    (b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, including the Term Sheet, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus: the concession figure appearing in the third paragraph under the caption “Underwriting”.

                    (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by Credit Suisse, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                      9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, relative to the total compensation received by the Underwriter from the sale of Securities on behalf of the Underwriter.

          The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 9, the person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriter’s Affiliates shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                    10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, with a copy for information purposes to Valerie Ford Jacob, Esq. at Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention: Michael A.J. Farrell with a copy for information purposes to Phillip Kardis, Esq. at K&L Gates LLP, 1601 K Street NW, Washington, D.C. 20006.

                    11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                    12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Credit Suisse or any indemnified party. Each of Credit Suisse and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

                    13. Parties At Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and to the extent provided in Section 8 and 9 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

                    14. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the purchase price of the Securities, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter does not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

                    15. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

                    16. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

                    17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, with respect to the subject matter hereof.

                    18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

                    19. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriter’s respective businesses and/or assets.

                    20. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                    If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Kathryn Fagan

Name: Kathryn Fagan
Title: Chief Financial Officer

Accepted and agreed to as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Andrew Rosenburgh

Name: Andrew Rosenburgh
Title: Managing Director

SCHEDULE A

Issuer General Use Free Writing Prospectus

None.